EXHIBIT 99.4

Risk Factors

You should carefully consider the risks and uncertainties we describe below before investing in Ptek. The risks and uncertainties described below are not the only risks and uncertainties that could develop. Other risks and uncertainties that we have not predicted or evaluated could also affect our Company. If any of the following risks occur, our business, financial condition or results of operations could be materially affected, and the trading price of our common stock could decline, resulting in the loss of all or part of your investment.

Risks Relating to Our Industry

The markets for our products and services are intensely competitive, and we may not be able to compete successfully against existing and future competitors which may make it difficult to maintain or increase our market share and revenues.

The markets for our products and services are intensely competitive, and we expect competition to increase in the future. Many of our current and potential competitors have longer operating histories, greater name recognition, more robust product offerings, more comprehensive support organizations, larger customer bases and substantially greater financial, personnel, marketing, engineering, technical and other resources than we do. As a result, our competitors may be able to respond more quickly than we can to new or emerging technologies and changes in customer demands. They may also be able to devote greater resources than we can to the development, promotion and sale of their products and services. We believe that our current competitors are likely to expand their product and service offerings and new competitors are likely to enter our markets. Acquisitions or strategic alliances, including those among existing and new competitors or their attempts to integrate their products and services, may result in greater competition. Increased competition could result in price pressure on our products and services and a decrease in our market share in the various markets in which we compete, either of which could hinder our ability to grow our revenues.

Technological changes and the development of alternatives to our products and services may cause us to lose customers and market share and may hinder our ability to maintain or grow our revenues.

The market for our products and services is characterized by rapid technological change, frequent new product introductions and evolving industry standards. We expect new products and services, and enhancements to existing products and services, to be developed and introduced that will compete with our products and services. Technological advances may result in the development and commercial availability of alternatives to or new methods of delivering, our products and services and pricing options that could be more attractive to our customers. These developments could cause our existing products and services to become obsolete, result in significant pricing pressure on our products and services or allow our existing and potential customers to meet their own telecommunications needs without using our services. We do not typically have long-term contractual agreements with our customers, and any of these developments could result in significant customer loss.

We must continually introduce new products and services in response to technological changes, evolving industry standards and customer demands for enhancements to our existing products and services. We will not be able to gain market share and increase our revenues if we are unable to develop new products and services, or if we experience delays in the introduction of new products and services. Our ability to successfully develop and market new products and services and enhancements that respond to technological changes, evolving industry standards or customer demands, is dependent on our ability to:

•	foresee changes in industry standards;

•	anticipate and apply advances in technologies;

•	enhance our software, applications, equipment, systems and networks; and

•	attract and retain qualified and creative technical personnel.

We are subject to pricing pressures for our products and services which could cause us to lose market share and decrease revenues and profitability.

We compete for customers based on several factors, including price. A decrease in the rates charged for communications services by our competitors could cause us to reduce the rates we charge for our products and services. If we cannot compete based on price, we may lose market share. If we reduce our rates without increasing our volume or our market share, our revenues could decrease. Further, if we reduce our rates and our costs of providing our products and services do not decrease proportionately, or if they increase, this could have a material adverse effect on our results of operations.

Consolidation in the telecommunications industry could lead to pricing pressure on our products and services.

The telecommunications industry has experienced, and we believe it will continue to experience, consolidation. Such consolidation, including consolidations involving our customers, competitors and strategic partners, could lead to pricing pressure on our products and services and could result in increased costs and decreased revenues.

Continuing softness in the economy has resulted, and may continue to result, in adverse effects on the telecommunications industry.

The downturn in general economic conditions, including the telecommunications services industry, has forced several of our customers and suppliers, including MCI and Global Crossing, to file for protection from creditors under the United States Bankruptcy Code or to reconfigure their capital structure. Some of these companies had significant debt servicing requirements and were unable to generate sufficient cash from operations to both service their debt and to maintain their business operations. We believe that we use reasonable measures to determine the financial condition of potential and existing customers and suppliers. However, there can be no assurance that our customers or suppliers will remain financially viable, or that the measures we follow will be effective. If general economic conditions in the United States remain at current levels for an extended period of time or worsen, our business could be adversely affected.

Risks Relating to Our Business

Our future success depends on market acceptance of our new products and services.

Market acceptance of our new products and services often requires that individuals and enterprises accept new ways of communicating and exchanging information. A decline in the demand for, or the failure to achieve broad market acceptance of, our new products and services could hinder our ability to maintain and increase our revenues. We believe that broad market acceptance of our new products and services will depend on several factors, including:

•	ease of use;

•	price;

•	reliability;

•	accessibility to our services;

•	quality of service;

•	system security;

•	product functionality; and

•	the effectiveness of our strategic marketing and sales efforts and distribution relationships.

If we do not meet these challenges, our new products and services may not achieve broad market acceptance or market acceptance may not occur quickly enough to justify our investment in these products and services.

Concerns regarding security of transactions and transmitting confidential information over the Internet may have an adverse impact on the market acceptance of our Web-enabled products and services.

The concern regarding the security of confidential information transmitted over the Internet may prevent many potential customers from using Internet-related products and services. If our Web-enabled products and services, such as messageREACH®, do not include sufficient security features, our Web-enabled products and services may not gain market acceptance, or we may experience legal exposure. Despite the measures we have taken, our infrastructure is potentially vulnerable to physical or electronic break-ins, viruses or similar problems. If a person circumvents our security measures, he or she could misappropriate proprietary information or cause interruption in our operations. Security breaches that result in access to confidential information could damage our reputation and expose us to a risk of loss or liability. We may be required to make significant investments in efforts to protect against and remedy these types of security breaches. Additionally, as electronic commerce becomes more widespread, our customers will become more concerned about security. If we are unable to adequately address these concerns, we may be unable to sell our Web-enabled products and services.

If our quarterly results do not meet the expectations of public market analysts and investors, our stock price may decrease.

Our quarterly revenues are difficult to forecast because the market for our services is rapidly evolving. Our expense levels are based, in part, on our expectations as to future revenues. If our revenue levels are below expectations, we may be unable or unwilling to reduce expenses proportionately, and our operating results would likely be adversely affected. As a result, we believe that period-to-period comparisons of our results of operations are not necessarily meaningful and should not be relied upon as indications of future performance. It is likely that in some future quarter our operating results will fail to meet the expectations of public market analysts and investors. In this event, the market price of our common stock will likely decline.

Our operating results have varied significantly in the past and may vary significantly in the future. Specific factors that may cause our future operating results to vary include:

•	the unique nature of strategic relationships into which we may enter in the future;

•	the financial performance of our strategic partners;

•	fluctuations in operating expenses;

•	the reliability and performance of our products and services;

•	the timing of new product and service announcements;

•	market acceptance of new and enhanced versions of our products and services;

•	the success or failure of past or potential future acquisitions;

•	changes in legislation and regulations that may affect the competitive environment for our products and services; and

•	general economic and seasonal factors.

Our debt could harm our liquidity and ability to obtain additional financing, and it could make us more vulnerable to economic downturns and competitive pressures. To service our debt, we will require a significant amount of cash, and our ability to generate cash depends on many factors beyond our control.

In 1997, we issued $172.5 million in principal amount of convertible notes due 2004. As of June 30, 2003, $133.0 million of our existing convertible notes remained outstanding. We have significant interest payment obligations as a result of our existing convertible notes, and they mature on July 1, 2004, at which time the full amount of the principal will be due. In addition to the existing convertible notes, at June 30, 2003, we had $5.5 million of other indebtedness outstanding. We will continue to evaluate the most efficient use of our capital, and we may seek to refinance or restructure all or a portion of our existing convertible notes prior to their maturity on July 1, 2004, through the debt markets, depending on market conditions, or pursue strategic alternatives for portions of our business.

Our debt could inhibit our ability to obtain additional financing for working capital, capital expenditures, interest payments, acquisitions or other purposes and could make us more vulnerable to economic downturns and competitive pressures. Our debt could also harm our liquidity, because a substantial portion of available cash from operations may have to be applied to meet debt service requirements. In the event of a cash shortfall, we could be forced to reduce other expenditures and forego potential acquisitions and investments to be able to meet these debt repayment requirements.

Generally, our ability to make payments of principal and interest on our indebtedness depends upon our future performance, which is subject to general economic conditions, industry cycles and financial, business and other factors affecting our operations, many of which are beyond our control. Our business might not continue to generate cash flow at or above current levels. If we are unable to generate sufficient cash flow from operations in the future to service our debt, we may be required, among other things:

•	to seek additional financing in the debt or equity markets;

•	to refinance or restructure all or a portion of our indebtedness;

•	to sell selected assets; or

•	to reduce or delay planned capital expenditures.

Such measures might not be sufficient to enable us to service our debt. In addition, any such financing, refinancing or sale of assets may not be available on commercially reasonable terms, or at all.

Our dependence on our subsidiaries for cash flow may negatively affect our ability to meet our debt service obligations.

We conduct substantially all of our business through our subsidiaries. Our ability to meet our cash obligations in the future will be dependent upon the ability of our subsidiaries to make cash distributions to us. The ability of our subsidiaries to make these distributions is and will continue to be restricted by, among other limitations, applicable provisions of governing law and contractual provisions. Our right to participate in the assets of any subsidiary (and thus the ability of our debt holders and our shareholders to benefit indirectly from such assets) is generally subject to the prior claims of creditors, including trade creditors, of that subsidiary except to the extent that we are recognized as a creditor of such subsidiary, in which case our claims would still be subject to any security interest of other creditors of such subsidiary.

One of our customers accounts for a significant amount of revenues, and any loss of business from that customer may hurt our financial performance and cause our stock price to decline.

Premiere Conferencing has historically relied on sales to a particular customer, IBM, for a significant portion of its revenue. Of our consolidated revenues from continuing operations, sales to IBM accounted for approximately 5% in 2000, 10% in 2001 and 12% in 2002. Of Premiere Conferencing’s consolidated revenue from continuing operations, sales to IBM accounted for approximately 22% in 2000, 29% in 2001 and 29% in 2002. Premiere Conferencing’s relationship with IBM may not continue at historical levels, and there is no long-term price protection for services provided to IBM. A loss in revenues from IBM or diminution in the relationship with IBM, or a decrease in average sales price without an offsetting increase in volume, could have a material adverse effect on our business, financial condition and results of operations.

If we do not attract and retain highly qualified and creative technical and support personnel, we may not be able to sustain or grow our business.

We believe that to be successful we must hire and retain highly qualified and creative engineering, product development and customer support personnel. Competition in the recruitment of highly qualified and creative personnel in the information and telecommunications services industry is intense. We have in the past experienced, and we expect to continue to experience, difficulty in hiring and retaining highly skilled technical employees with appropriate qualifications. We may not be able to retain our key technical employees and we may not be able to attract qualified personnel in the future. If we are not able to locate, hire and retain qualified technical personnel, we may not be able to sustain or grow our business.

Our business may suffer if we do not retain the services of our chief executive officer.

We believe that our continued success will depend to a significant extent upon the efforts and abilities of Boland T. Jones, our Chairman and Chief Executive Officer. The familiarity of Mr. Jones with the markets in which we compete and emerging technologies, such as the Internet, makes him critical to our success. We maintain key man life insurance on Mr. Jones in the amount of $3.0 million.

If we cannot successfully integrate and consolidate the operations of our businesses, we may not realize sufficient cost savings and economies of scale.

We are continuing to integrate the operations of our businesses by attempting to eliminate duplicative and unnecessary costs. The successful integration and consolidation of the operations of our businesses is critical to our future performance. If we cannot successfully integrate and consolidate the operations of our businesses, we may not realize sufficient cost savings, economies of scale or operational synergies.

If we cannot successfully integrate new technologies, products, services and systems, we may not generate sufficient revenues and operational synergies may not develop.

We continuously integrate new technologies, products, service offerings and systems. We have experienced and may continue to experience difficulty integrating new technologies into our networks. If we cannot successfully integrate new technologies, products, services and systems, we may not generate sufficient revenues and operational synergies may not develop.

Downtime in our network infrastructure could result in the loss of significant customers.

We currently maintain facilities with telecommunications equipment that routes telephone calls and computer telephony equipment in locations throughout the world. The delivery of our products and services is dependent, in part, upon our ability to protect the equipment and data at our facilities with telecommunications equipment that routes telephone calls against damage that may be caused by fire, power loss, technical failures, unauthorized intrusion, natural disasters, sabotage and other similar events. Despite taking a variety of precautions, we have experienced downtime in our networks from time to time and we may experience downtime in the future. These types of service interruptions could result in the loss of significant customers, which could cause us to lose revenues. We take substantial precautions to protect ourselves and our customers from events that could interrupt delivery of our services. These precautions include physical security systems, uninterruptible power supplies, on-site power generators, upgraded backup hardware, fire protection systems and other contingency plans. In addition, some of our networks are designed so that the data on each network server is duplicated on a separate network server. We also maintain business interruption insurance providing for aggregate coverage of approximately $115.0 million per policy year. However, we may not be able to maintain insurance for this risk in the future, or it may not continue to be available at reasonable prices. Even if we maintain insurance for this risk, it may not be sufficient to compensate us for losses that we experience due to our inability to provide services to our customers.

If we fail to predict growth in our network usage and add needed capacity, the quality of our service offerings may suffer.

As network usage grows, we will need to add capacity to our hardware, software and facilities with telecommunications equipment that route telephone calls. This means that we continuously attempt to predict growth in our network usage and add capacity accordingly. If we do not accurately predict and efficiently manage growth in our network usage, the quality of our service offerings may suffer and we may lose customers.

Our inability to efficiently utilize or renegotiate minimum purchase requirements in our long distance telecommunications supply agreements could decrease our profitability.

Our ability to maintain and expand our business depends, in part, on our ability to continue to obtain telecommunications services on favorable terms from telecommunications service providers. Contracts with some of our telecommunications service providers contain minimum purchase requirements through 2006. In addition, certain circuits that we purchase are subject to term requirements, including penalties for early termination of such circuits. The total amount of the minimum purchase requirements in 2002 was approximately $9.1 million, and we incurred metered telecommunications costs in excess of these minimums. It is possible that other suppliers may provide similar services at lower prices and we may not be able to renegotiate our current supply agreements to achieve comparable lower rates. Further, we can give no assurance that we will be able to utilize the minimum amount of services that we are required to purchase under these agreements. If we are unable to obtain telecommunications services on favorable terms, or if we are required to purchase more services than we are able to utilize in running our business, the costs of providing our services would likely increase, which could decrease our profitability and have a material adverse effect on our business, financial condition and results of operations.

Software failures or errors may result in failure of our platforms and/or networks, which could result in increased costs and lead to interruptions in our services and losses of significant customers and revenues.

The software that we have developed and utilize in providing our products and services may contain undetected errors. Although we generally engage in extensive testing of our software prior to introducing the software onto any of our networks and/or other equipment, errors may be found in the software after the software goes into use. Any of these errors may result in partial or total failure of our networks, additional and unexpected expenses to fund further product development or to add programming personnel to complete a development project, and loss of revenues because of the inability of customers to use our networks or the cancellation of services by significant customers. We maintain technology errors and omissions insurance coverage of $50.0 million per policy aggregate. However, we may not be able to maintain insurance for this risk in the future, or it may not continue to be available at reasonable prices. Even if we maintain insurance for this risk, it may not be sufficient to compensate us for losses we experience due to our inability to provide services to our customers.

Interruption in long distance telecommunications services could result in service interruptions and a loss of significant customers and revenues.

Our ability to maintain and expand our business depends, in part, on our ability to continue to obtain telecommunications services on favorable terms from long distance telecommunications service providers. We do not own a transmission network. As a result, we depend on MCI, AT&T and other providers for transmission of our customers’ long distance telecommunications services. These long distance telecommunications services generally are procured under supply agreements with multiyear terms, some of which are subject to various early termination penalties and minimum purchase requirements. We have not experienced significant losses in the past due to interruptions of long distance telecommunications services, but we might experience these types of losses in the future.

The partial or total loss of our ability to receive or terminate telephone calls could result in service interruptions and a loss of significant customers and revenues.

We depend on local phone companies that provide local transmission services, known as local exchange carriers, for call origination and termination. The partial or total loss of the ability to receive or terminate calls could result in service interruptions and a loss of significant customers and revenues. We have not experienced significant losses in the past due to interruptions of service at originating or terminating carriers, but we might experience these types of losses in the future.

If the delivery of our e-mail messages is limited or blocked, demand for our services may decline.

We depend on our ability to deliver e-mails over the Internet through Internet service providers and private networks. Internet service providers are able to block messages from reaching their users and we do not have, nor are we required to have, agreements with any Internet service providers to deliver e-mails to their customers. As a result, we could experience periodic temporary blockages of our delivery of e-mails to their customers, which would limit the effectiveness of our e-mail marketing. Some Internet service providers also use proprietary technologies to handle and deliver e-mail. If Internet service providers materially limit or block the delivery of our e-mails, or if our technology fails to be compatible with these Internet service providers’ e-mail technologies, then our business, results of operations or financial condition could be materially and adversely affected. In addition, the effectiveness of e-mail marketing may decrease as a result of increased consumer resistance to e-mail marketing in general.

If we have to change our network transmission provider, we could experience interruptions in our services and increased costs, which could cause us to lose customers.

We lease capacity on the MCI communications network to provide network connections and data transmission services. Our telecommunications agreements with MCI expire on December 31, 2004. Our ability to maintain network connections is dependent upon our access to transmission facilities provided by MCI or an alternative provider. We may not be able to continue our relationship with MCI beyond the terms of our current agreements, and we may not be able to find an alternative provider on terms as favorable as those offered by MCI or on any other terms. If we have to change our network transmission provider, we could experience interruptions in our service and/or increased costs, which could adversely affect our customer relationships and customer retention.

Our inability to resolve pending billing disputes with MCI could result in significant costs or service disruptions.

We purchase telecommunications and other network services from MCI under numerous transmission agreements. Currently, we have several significant outstanding disputes with MCI regarding the charges billed by MCI under those agreements. On July 21, 2002, MCI and certain of its subsidiary corporations filed voluntary petitions for relief under Chapter 11 of the United States Bankruptcy Code. The Bankruptcy Code entitles a debtor to accept or reject “executory” contracts, which are contracts where some future act remains to be done, as in the case of our agreements with MCI to purchase transmission and other network services. A party to a rejected contract may be entitled to damages from the debtor for breach of contract; however, such a claim would likely be an unsecured claim. No assurance can be given that we will be able to resolve our billing disputes with MCI, that MCI will accept, reject or request to renegotiate our existing agreements, or that we will be successful in asserting any rights of set-off against amounts due to us from MCI. If we are unable to resolve our billing disputes with MCI or if MCI rejects certain of our agreements, we could experience increased costs and/or interruptions in our service, which could adversely affect our business.

Any significant difficulty in obtaining equipment could lead to interruption in service and loss of customers and revenues, and technological obsolescence of our equipment could result in substantial capital expenditures.

We do not manufacture equipment used in providing our products and services, and this equipment is currently available from a limited number of sources. Although we have not historically experienced any significant difficulty in obtaining equipment required for our operations and believe that viable alternative suppliers exist, shortages may arise in the future or alternative suppliers may not be available. Our inability to obtain equipment in the future could result in delays or reduced delivery of messages, which could lead to a loss of customers and revenues. In addition, technological advances may result in the development of new equipment and changing industry standards, which could cause our equipment to become obsolete. These events could require us to invest significant capital in upgrading or replacing our equipment.

Our financial performance could cause future write-downs of goodwill or other intangible assets in future periods.

We adopted SFAS No. 142, “Accounting for Goodwill and Other Intangible Assets,” effective January 1, 2002. With the adoption of SFAS No. 142, we ceased amortizing approximately $123.1 million of goodwill. In lieu of amortization, we were required to perform an initial impairment review of our goodwill in 2002 and will be required to perform an annual impairment review thereafter. The review in 2002 resulted in an impairment of certain other intangible assets at Xpedite of approximately $3.2 million. Subsequent reviews could result in impairment write-downs to goodwill and/or other intangible assets. As of June 30, 2003, we had $15.0 million of other intangible assets reflected on our financial statements for which amortization will continue.

We could be required to make payments in the future in connection with the sale of our Voicecom business unit.

In connection with the sale of our Voicecom business unit in March 2002, we agreed to retain certain liabilities relating to our operation of the unit prior to the closing of the transaction, including liabilities for certain taxes, contingent liabilities, litigation claims, and unknown liabilities. As a result, we could incur a liability in the future related to these retained liabilities. In addition, pursuant to the transaction, the buyer assumed or subleased substantially all of the real estate utilized in our Voicecom business unit. The buyer also committed to buy certain telecommunications and other services and to manage and utilize certain regulated and other assets held by our Voicecom operating subsidiaries. As of June 30, 2003, Voicecom owes one of our affiliates approximately $5.1 million for telecommunication services. An affiliate of the buyer guaranteed the timely payment of a substantial portion of these Voicecom liabilities. Of the Voicecom liabilities, approximately $2.7 million as of June 30, 2003 represents capital leases guaranteed by us. Accordingly, in the event the buyer or buyer’s affiliate fails to make payments as required, we could be required to make significant payments in the future.

Our Articles of Incorporation and Bylaws and Georgia corporate law may inhibit a takeover which may not be in the interests of shareholders.

There are several provisions in our Articles of Incorporation, which we refer to as our Articles, and our Amended and Restated Bylaws, which we refer to as our Bylaws, and Georgia corporate law that may inhibit a takeover, even when a takeover may be in the interests of our shareholders. For example, our Board of Directors is empowered to issue preferred stock without shareholder action. The existence of this “blank-check” preferred stock could render more difficult or discourage an attempt to obtain control of PTEK by means of a tender offer, merger, proxy contest or otherwise. Our Articles also divide the Board of Directors into three classes, as nearly equal in size as possible, with staggered three-year terms. The classification of the Board of Directors could make it more difficult for a third party to acquire control of PTEK because our shareholders elect only one-third of the members of the Board of Directors each year. We are also subject to provisions of the Georgia Business Corporation Code that relate to business combinations with interested shareholders, which can serve to inhibit a takeover. In addition to considering the effects of any action on us and our shareholders, our Articles permit our Board of Directors and the committees and individual members of the Board to consider the interests of various constituencies, including employees, customers, suppliers, and creditors, communities in which we maintain offices or operations, and other factors which they deem pertinent, in carrying out and discharging their duties and responsibilities and in determining what is believed to be in our best interests.

Our rights plan may also inhibit a takeover which may not be in the interests of shareholders.

On June 23, 1998, our Board of Directors declared a dividend of one preferred stock purchase right for each outstanding share of common stock. Each right entitles the registered holder to purchase one one-thousandth of a share of Series C Junior Participating preferred stock at a price of sixty dollars per one-thousandth of a share of Series C Junior Participating preferred stock, subject to adjustment. The rights may have anti-takeover effects because they will cause substantial dilution to a person or group that attempts to acquire us on terms not approved by our Board of Directors. However, the rights should not interfere with any merger, statutory share exchange or other business combination approved by the Board of Directors since the rights may be terminated by the Board of Directors at any time on or prior to the close of business ten business days after announcement by us that a person has become an acquiring person. The rights are intended to encourage persons who may seek to acquire control of us to initiate an acquisition through negotiations with the Board of Directors. However, the effect of the rights may be to discourage a third party from making a partial tender offer or otherwise attempting to obtain a substantial equity position in our equity securities, or seeking to obtain control of us.

Risks Related to Possible Future Acquisitions

We may decide to pursue future acquisitions, and we may face risks in acquiring and integrating other businesses, products and technologies.

We may decide to pursue future acquisitions of businesses, products and technologies that we believe will complement our business. As a result, we regularly evaluate acquisition opportunities, frequently engage in acquisition discussions, conduct due diligence activities in connection with possible acquisitions, and, where appropriate, engage in acquisition negotiations. We may not be able to successfully identify suitable acquisition candidates, complete acquisitions, integrate acquired operations into our existing operations or expand into new markets. In addition, we compete for acquisitions and expansion opportunities with companies that have substantially greater resources, and competition with these companies for acquisition targets could result in increased prices for possible targets. Acquisitions also involve numerous additional risks to us and our investors, including:

•	difficulties in the assimilation of the operations, services, products and personnel of the acquired company;

•	diversion of our management’s attention from other business concerns;

•	entry into markets in which we have little or no direct prior experience;

•	potentially dilutive issuances of equity securities;

•	assumption of known and unknown liabilities; and

•	adverse financial impact from the write-off of software development costs and the amortization of expenses related to goodwill and other intangible assets.

If we fail to assimilate and retain key employees of future businesses that we acquire, it could jeopardize the success of the acquisition.

Assimilation and retention of the key employees of an acquired company are generally important to the success of an acquisition. If we fail to assimilate and retain any key employees of any business we acquire, the acquisition may not result in revenue growth, operational synergies or product and service enhancements, which could jeopardize the success of the acquisition.

Future acquisitions may involve restructuring and other special charges, which may cause our financial performance to suffer during the period in which such charges are taken.

We have taken, and in the future may take, charges in connection with acquisitions, which may cause our financial performance to suffer during the period in which such charges are taken. In addition, the costs and expenses incurred may exceed the estimates upon which these charges are based.

Risks Related to Intellectual Property

We may not be able to protect our proprietary technology and intellectual property rights, which could result in the loss of our rights or increased costs.

We rely primarily on a combination of intellectual property laws and contractual provisions to protect our proprietary rights and technology, brand and marks. These laws and contractual provisions provide only limited protection of our proprietary rights and technology. If we are not able to protect our intellectual property and our proprietary rights and technology, we could lose those rights and incur substantial costs policing and defending those rights. Our proprietary rights and technology include confidential information and trade secrets that we attempt to protect through confidentiality and nondisclosure provisions in our licensing, services, reseller and other agreements. We typically attempt to protect our confidential information and trade secrets through these contractual provisions for the term of the applicable agreement and, to the extent permitted by applicable law, for some negotiated period of time following termination of the agreement, typically one to two years at a minimum. Our means of protecting our intellectual property, proprietary rights and technology may not be adequate and our competitors may independently develop similar technology. In addition, the laws of some foreign countries do not protect our proprietary rights to as great an extent as the laws of the United States. Furthermore, some of our systems, such as those used in our document distribution business are not proprietary and, as a result, this information may be acquired or duplicated by existing and potential competitors.

If claims alleging patent, copyright or trademark infringement are brought against us and successfully prosecuted against us, they could result in substantial costs.

Many patents, copyrights and trademarks have been issued in the general areas of information services, telecommunications, computer telephony and the Internet. From time to time, in the ordinary course of our business, we have been and expect to continue to be, subject to third party claims that our current or future products or services infringe the patent, copyright or trademark rights or other intellectual property rights of third parties. Claims alleging patent, copyright or trademark infringement may be brought against us with respect to current or future products or services. If these types of actions or claims are brought, we ultimately may not prevail and any claiming parties may have significantly greater resources than we have to pursue litigation of these types of claims. Any infringement claim, whether with or without merit, could:

•	be time consuming and a diversion to management;

•	result in costly litigation;

•	cause delays in introducing new products and services or enhancements;

•	result in costly royalty or licensing agreements; or

•	cause us to discontinue use of the challenged technology, tradename or service mark at potentially significant expense associated with the marketing of a new name or the development or purchase of replacement technology.

Examples of prior and current infringement claims include the following: In February 1997, we entered into a long-term nonexclusive license agreement with AudioFAX IP LLC settling a patent infringement suit filed by AudioFAX in June 1996. Effective April 1, 1998, this initial license agreement was amended to include Xpedite within the coverage of the license. In September 1997, one of our subsidiaries also entered into a long-term nonexclusive license agreement with AudioFAX.

Prior to its acquisition by us, Xpedite received a letter from Cable & Wireless, Inc. informing Xpedite that Cable & Wireless had received a demand letter from AudioFAX claiming that some Cable & Wireless products and services infringed AudioFAX’s patent rights. Cable & Wireless initially sought indemnification from Xpedite for this claim. Subsequent to our acquisition of Xpedite, Cable & Wireless notified us of the AudioFAX claim and sought indemnification directly from us. In 1999, Xpedite received an additional letter from Cable & Wireless informing Xpedite of the existence of one of their patents and the potential applicability of that patent on Xpedite’s products and services. In December 2000, we entered into a settlement agreement with Cable & Wireless settling all disputes over the indemnification claim and potential applicability of their patent to our products and services.

We have received letters from Ronald A. Katz Technology Licensing, L.P., Aerotel Limited/Aerotel USA, Inc. and Nortel Networks, Inc., informing us of the existence of their respective patents or patent portfolios and the potential applicability of those patents on our products and services. We are currently considering each of these matters. Due to the inherent uncertainties of litigation, however, we are unable to predict the outcome of any potential litigation, and any adverse outcome could have a material effect on our business, financial condition and results of operations. Even if we were to prevail in this type of challenge, our business could be adversely affected by the diversion of management attention and litigation costs.

Certain of our customers have alleged that we are obligated to indemnify them against patent infringement claims made by Katz against such customers. We do not believe that we have an obligation to indemnify such customers; however, due to the inherent uncertainties of litigation, we are unable to predict the outcome of any potential litigation, and any adverse outcome could have a material effect on our business, financial condition and results of operations. Even if we were to prevail in this type of challenge, our business could be adversely affected by the diversion of management attention and litigation costs.

In March 1999, Aspect Telecommunications, Inc., the purported owner of certain patents, filed suit against us and our subsidiary, Premiere Communications, Inc., alleging that we had violated claims in these patents and requesting damages and injunctive relief. In the fourth quarter of 1999, we, along with Premiere Communications, Inc., entered into a settlement agreement with Aspect, which settled and disposed of Aspect’s claims in this litigation. This settlement did not and will not have a material adverse effect on our business, financial condition or results of operations.

Risks Related to Pending Litigation

Our pending litigation could be costly, time consuming and a diversion to management and, if adversely determined, could result in the loss of rights or substantial liabilities for damages.

In the ordinary course of our business, we are subject to a variety of claims and litigation from third parties, including allegations that our products and services infringe the patents, trademarks and copyrights of these third parties. We have several litigation matters pending, which we are defending vigorously. Due to the inherent uncertainties of the litigation process and the judicial system, we cannot predict the outcome of these litigation matters. Regardless of the outcome, these litigation matters could be costly, time consuming and a diversion of management and other resources. If the outcome of one or more of these matters is adverse to us, it could result in a loss of material rights or substantial liabilities for damages.

Our pending shareholder litigation in the United States District Court for the Northern District of Georgia could be costly, time consuming and a diversion to management and, if adversely determined, could result in substantial liabilities.

A lawsuit was filed on November 4, 1998 against us, as well as individual defendants Boland T. Jones, Patrick G. Jones, George W. Baker, Sr., Eduard J. Mayer and Raymond H. Pirtle, Jr. in the Southern District of New York. Plaintiffs were shareholders of Xpedite who acquired our common stock as a result of the merger between Premiere Technologies, Inc. and Xpedite in February 1998. Plaintiffs’ allegations are based on the representations and warranties made by us in the prospectus and the registration statement related to the merger, the merger agreement and other documents incorporated by reference, regarding our acquisitions of Voice-Tel and VoiceCom Systems, our roll-out of Orchestrate, our relationship with customers Amway Corporation and DigiTEC 2000, and our 800- based calling card service. Plaintiffs allege causes of action against us for breach of contract, against all defendants for negligent misrepresentation, violations of Sections 11 and 12(a)(2) of the Securities Act of 1933, and against the individual defendants for violation of Section 15 of the Securities Act of 1933. Plaintiffs seek undisclosed damages together with pre- and post- judgment interest, rescission or rescissory damages as to violation of Section 12(a)(2) of the Securities Act of 1933, punitive damages, costs and attorneys’ fees. The defendants’ motion to transfer venue to Georgia was granted. The defendants’ motion to dismiss was granted in part and denied in part. The defendants filed an answer on March 30, 2000. On January 22, 2002, the Court ordered the parties to mediate. The parties did so on February 8, 2002. On October 17, 2002, the Defendants filed a Motion for Summary Judgment and a Motion in Limine to exclude the testimony of the

Plaintiffs’ expert. Both motions are pending. Due to the inherent uncertainties of the litigation process and the judicial system, we cannot predict the outcome of this litigation.

Regardless of the outcome, this matter could be costly, time consuming and a diversion to management and other resources. If the outcome of this matter is adverse to us, it could result in substantial damages.

Risks Related to Government Regulation

Recent regulatory changes may discourage certain customers from using our fax and voice messaging services and could adversely impact our results of operations.

The Federal Communications Commission, or the FCC, promulgated rules in 1992 to implement the Telephone Consumer Protection Act of 1991, or the TCPA. These rules, among others, regulate telemarketing methods and activities, including the use of pre-recorded messages, the time of day when telemarketing calls may be made, maintenance of company-specific “do not call” databases and restrictions on unsolicited facsimile advertising. The FCC recently approved substantial revisions to its rules under the TCPA. The new rules will further restrict the ability of Xpedite’s customers to send facsimile advertisements by requiring prior express written consent from a recipient before facsimile advertisements may be sent to that recipient. The previous rules permitted facsimile advertisements to be sent when a sender had an existing business relationship with a recipient of a facsimile advertisement. Most senders of facsimile advertising communications have relied upon the pre-existing business relationship exemption and will not be permitted to send advertisements via facsimile in the United States after the effective date of these new rules until they have received written consent from each intended recipient. In addition, the term “unsolicited advertisement” is broadly defined in the TCPA and could cause uncertainty as to what qualifies as an advertisement. As a result, customers using Xpedite’s service to send advertisements and other communications that might be deemed advertisements could be restricted under these new rules and may choose not to continue to send these types of facsimile messages.

The FCC also confirmed that facsimile broadcast providers, which are entities that send messages on behalf of others, such as Xpedite, generally will not be liable for their customers’ violations of the TCPA, although facsimile broadcast providers that have a “high degree of involvement” in their customers’ facsimile advertisements or “actual knowledge” of a customer’s violation of the TCPA may be held liable under the TCPA. Although Xpedite has conducted its operations to meet the facsimile broadcaster provider exemption, third parties may seek to challenge this exemption which could lead to litigation and its accompanying costs and uncertainties.

The FCC has also established a national “do not call” list for telemarketing, which will be coordinated with the Federal Trade Commission, or the FTC, and made other changes to its rules regarding, among other issues, the “abandonment” of telemarketing calls and caller identification requirements.

The new rules affecting facsimile advertisements will become effective on August 25, 2003, and may be challenged at the FCC or in the courts. As of July 29, 2003, two industry groups, the American Teleservices Association and the American Society of Association Executives have filed requests for stay of the TCPA regulations. Additional requests for stay and petitions for reconsideration of the new rules may be filed. The ATA has also filed an appeal of certain of the rules in federal court. However, absent judicial or further FCC changes to the new rules, Xpedite and its customers will have to take the necessary steps to ensure compliance with the new FCC rules which could have an adverse impact on the volume of messages sent utilizing Xpedite’s platforms and amount of revenue generated by Xpedite in the United States.

Under the Federal Telemarketing Consumer Fraud and Abuse Act of 1994, the FTC has issued regulations designed to prevent deceptive and abusive telemarketing acts and practices. The FTC recently significantly amended its regulations, and these changes could impose additional costs on us and affect the industry adversely.

As part of these rule amendments, the FTC has ordered that a national “do not call” registry be established, whereby telemarketers will be barred from calling consumers who register their telephone numbers in the national database. Consumers may now enter their telephone numbers in a “do not call” registry, and the FTC, the FCC, and some states are expected to begin enforcing the registry on October 1, 2003. We will have to take the necessary steps to ensure compliance with the “do not call” registry and other FTC rule amendments.

In addition to the federal legislation and regulations, there are numerous state statutes and regulations governing telemarketing activities, including state “do not call” list requirements, and state registration and bonding requirements, and state laws governing facsimile advertisements. We have compliance policies in place with regarding to federal and state telemarketing laws and regulations; however, there can be no assurance that we would not be subject to litigation alleging a violation of state or federal telemarketing laws or regulations.

Government regulations in the United States and internationally and the legal uncertainties related to the Internet and electronic communications may adversely affect our demand for our services and place financial burdens on our business related to compliance.

Currently, there are few laws or regulations directed specifically at electronic commerce and the Internet. However, because of the Internet’s popularity and increasing use, new laws and regulations may be adopted in the United States and internationally. These laws and regulations may cover issues such as collection and use of data from Internet website visitors, privacy, e-mail, network and information security, “spamming,” pricing, content, copyrights and other intellectual property, changes in telecommunications regulations, online gambling, distribution and quality of goods and services. The enactment of any additional laws or regulations may impede the growth of the Internet, which could impede the growth of our Web-enabled products and services and place additional financial burdens on our business in order to comply with new laws and regulations.

Laws and regulations directly applicable to electronic commerce or Internet communications are becoming more prevalent. For example, the United States Congress has enacted laws regarding on-line copyright infringement and the protection of information collected on-line from children. Although these laws may not have a direct adverse effect on our business, they add to the legal and regulatory uncertainty regarding the Internet and possible future costs of regulatory compliance.

In addition, our operations may be subject to laws and regulations in the United States and internationally regulating the unsolicited transmission of facsimile communications and e-mail. We monitor such laws and regulations, and our service agreements with customers state that customers are responsible for their compliance with all applicable laws and regulations. We could, nevertheless, be subject to litigation, fines, losses or other penalties under such laws and regulations.

Our failure to comply with various government regulations related to traditional telephone service providers could impair our ability to deliver our products and services.

One of our subsidiaries, Premiere Communications, Inc., provides regulated long distance telecommunications services and is subject to regulation by the FCC and by various state public service and public utility commissions. Premiere Communications is, and our other subsidiaries may be, affected by regulatory decisions, trends and policies made by these agencies. In addition, various international authorities may also seek to regulate, or to impose requirements with respect to, the services provided by Premiere Communications or our other subsidiaries. If Premiere Communications fails to comply with these various government regulations, or if our other subsidiaries were required to submit to the jurisdiction of such government authorities, we could be prohibited from providing portions of our services or we could be subject to fines, forfeitures or other penalties for noncompliance.

We use reasonable efforts to ensure that Premiere Communications’ operations comply with regulatory requirements. Premiere Communications, however, may not be currently in compliance with all FCC and state regulatory requirements. Furthermore, Premiere Communications’ facilities do not prevent its customers from making long distance calls in any state, including states in which it currently is not authorized to provide intrastate telecommunications services. Premiere Communications’ provision of long distance telecommunications services in states where it is not in compliance with public utility commission requirements could result in prohibitions on providing long distance service and subject us to fines, forfeitures or other penalties for noncompliance.

We may become subject to new laws and regulations involving services and transactions in the areas of electronic commerce, which could increase costs of compliance.

In conducting our business, we are subject to various laws and regulations relating to commercial transactions generally, such as the Uniform Commercial Code, and we are also subject to the electronic funds transfer rules embodied in Regulation E promulgated by the Board of Governors of the Federal Reserve System. Congress has held hearings regarding, and various agencies are considering, whether to regulate providers of services and transactions in the electronic commerce market. It is possible that Congress, the states or various government agencies could impose new or additional requirements on the electronic commerce market or entities operating therein. If enacted, these laws, rules and regulations could be imposed on our business and industry and could result in substantial compliance costs.

Recently enacted and proposed changes in securities laws and regulations are likely to increase our costs.

The Sarbanes-Oxley Act of 2002, which became law in July 2002, has resulted in changes in some of our corporate governance and securities disclosures and compliance practices. That Act also requires the SEC to promulgate new rules on a variety of subjects, in addition to final rules and rule proposals already made, and Nasdaq has adopted revisions and proposed other revisions to its requirements for companies whose securities are quoted on Nasdaq. We expect these developments to increase our legal compliance costs, and to make some activities more time-consuming. We are presently evaluating and monitoring regulatory developments and cannot estimate the timing or magnitude of the additional costs we may incur as a result.

Risks Related to International Operations and Expansion

Our future success depends on our expansion into international markets and revenue from international operations may not grow enough to offset the cost of expansion.

A component of our strategy is our planned expansion into international markets. Revenue from international operations may not grow enough to offset the cost of establishing and expanding these international operations. We currently deliver multimedia messaging and conferencing services worldwide. While we have significant international experience in the delivery of our multimedia messaging services, we have only limited experience in marketing and distributing our conferencing services. Accordingly, we may not be able to successfully market, sell and deliver our conferencing services in the new international markets.

There are risks inherent in international operations that could hinder our international growth strategy.

Our ability to achieve future success will depend in part on the expansion of our international operations. There are difficulties and risks inherent in doing business on an international level that could prevent us from selling our products and services in other countries or hinder our expansion once we have established international operations, including, among other things, the following:

•	burdensome regulatory requirements and unexpected changes in these requirements;

•	export restrictions and controls relating to technology;

•	tariffs and other trade barriers;

•	difficulties in staffing and managing international operations;

•	longer payment cycles;

•	problems in collecting accounts receivable;

•	political and economic instability;

•	fluctuations in currency exchange rates;

•	seasonal reductions in business activity during the summer months in Europe and other parts of the world; and

•	potentially adverse tax consequences.

We could experience losses from fluctuations in currency exchange rates.

Because we conduct business outside the United States, some of our expenses and revenues are derived in foreign currencies. In particular, a significant portion of our multimedia messaging business is conducted outside the United States and a significant portion of our revenues and expenses from that business are derived in foreign currencies. Accordingly, we could experience material losses due to fluctuations in foreign currencies. We have not experienced any material losses from fluctuations in currency exchange rates, but we could in the future. We typically denominate foreign transactions in foreign currency and have not regularly engaged in hedging transactions, although we may engage in hedging transactions from time to time in the future.